Exhibit 23.22

February 24, 2015

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the amendment no.1 to the registration statement on Form F-10 of Yamana Gold Inc. (the Registration Statement) of our report dated March 18, 2014 relating to the consolidated financial statements of Osisko Mining Corporation, which appears in Yamana Gold Inc.’s registration statement on Form F-10/F-4 (No. 333-199203), and is also incorporated by reference in Yamana Gold Inc.’s Business Acquisition Report dated June 24, 2014, as filed on the System for Electronic Document Analysis and Retrieval (“SEDAR”), both of which are listed as exhibits in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

1 CPA auditor, CA, public accountancy permit No A123475

PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l.

1250 René-Lévesque Boulevard West, Suite 2800, Montréal, Quebec, Canada H3B 2G4

T: +1 514 205 5000, F: +1 514 876 1502, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.